Exhibit 1.0

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Annual Report on Form 40-F of Domtar Inc. for the year ended December 31, 2003, of our auditors’ report dated February 25, 2004 on the consolidated balance sheets of Domtar Inc. as at December 31, 2003 and 2002 and the consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2003, and our related Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Differences dated February 25, 2004.

We also consent to the incorporation by reference in the Registration Statement on Form F-9 (No. 333-110212) of Domtar Inc., relating to the offering of debt securities of Domtar Inc., and the Registration Statement on Form S-8 (No. 333-85600) of Domtar Inc., relating to common shares to be offered to employees under employee benefit plans, of our auditors’ report dated February 25, 2004 relating to the above-mentioned financial statements and of our related Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Differences dated February 25, 2004.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Montréal, Québec
April 1, 2004